SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)     November 14, 2006

InSight Health Services Holdings Corp.

(Exact name of registrant as specified in charter)

Delaware	333-75984	04-3570028
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	file number)	Identification No.)

26250 Enterprise Court, Suite 100, Lake Forest, CA		92630
(Address of principal executive offices)		(Zip Code)

(949) 282-6000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

On November 14, 2006, the board of directors of InSight Health Services Corp. (“InSight”), a wholly-owned subsidiary of InSight Health Services Holdings Corp. (the “Registrant”), adopted a Management Incentive Plan (the “Plan”).  The board of directors adopted the Plan to ensure the continued contributions of certain employees of InSight and its subsidiaries, in light of the Registrant’s recently announced decision to explore strategic alternatives.  Under the Plan, certain employees will be entitled to receive a cash incentive payment, which will vary by employee from 25% to 125% of base salary.  The cash incentive payment will be payable upon InSight’s achievement of certain milestones, and will be dependent upon, with certain limitations, participating employees’ continued employment.

Under the Plan, each of the following executive officers of InSight will be entitled to a cash incentive payment equal to the percentage of such person’s base salary set forth opposite his or her name below.

Name and Principal Position	Percentage of Base Salary
Bret W. Jorgensen, President and Chief Executive Officer	125%
Louis E. Hallman, III, Executive Vice President and Chief Strategy Officer	75%
Mitch C. Hill, Executive Vice President and Chief Financial Officer	125%
Marilyn U. MacNiven-Young, Executive Vice President, General Counsel and Secretary	125%

The foregoing summary is qualified in its entirety by the actual text of the Plan, which will be filed with the Registrant’s next Quarterly Report on Form 10-Q.

Item 5.02               Compensatory Arrangements of Certain Officers

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 5.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INSIGHT HEALTH SERVICES HOLDINGS CORP.

Date: November 20, 2006	By:	/s/ Brian G. Drazba
Brian G. Drazba
Senior Vice President and Chief Accounting Officer